Exhibit 99.3

Poster No. 42837

The efficacy and safety of umeclidinium/vilanterol compared with tiotropium in COPD

Anzueto A(1), Decramer M(2), Kaelin T(3), Richard N(4), Tabberer M(5), Harris S(4), Church A(4)

(1)University of Texas Health, TX, USA; (2)Respiratory Division, University Hospital, Leuven, Belgium; (3)Lowcountry Lung and Critical Care, Charleston, SC, USA; (4)GlaxoSmithKline, Respiratory, Research Triangle Park, NC, USA; (5)GlaxoSmithKline, Global Health Outcomes, Stockley Park, Uxbridge, UK

INTRODUCTION

•                  Current guidelines recommend treatment with one or more long-acting bronchodilators for patients with moderate-to-very severe chronic obstructive pulmonary disease (COPD).(1),(2)

•                  Umeclidinium (UMEC)/vilanterol (VI) is a novel combined long-acting muscarinic antagonist/long-acting β2 agonist combination bronchodilator in development for the maintenance treatment of COPD.

OBJECTIVES

•                  To evaluate the efficacy and safety of two once-daily doses of UMEC/VI (62.5/25mcg and 125/25mcg) compared with tiotropium (TIO; 18mcg) and VI (25mcg) monotherapies in patients with COPD.

QUALITATIVE METHODS

Study design and treatment

•                  Multicenter, randomized, double-blind, active-controlled, parallel-group, double-dummy study (ClinicalTrials.gov: NCT01316900; protocol number: DB2113360).

•                  Eligible patients (>40 years, clinically established history of COPD, current or former cigarette smokers with >10 pack-years, post-bronchodilator forced expiratory volume in 1 second (FEV1)/forced vital capacity (FVC) <0.7 and predicted FEV1 <70%, and modified Medical Research Council dyspnea scale score >2) were randomized 1:1:1:1 to 24 weeks treatment with UMEC/VI 62.5/25, UMEC/VI 125/25, VI 25, or TIO. Concurrent use of inhaled corticosteroids (ICS) and rescue use of albuterol was allowed.

•                  Treatments were administered once daily via the ElliptaTM dry powder inhaler or HandiHaler®. All patients were provided with both inhalers each morning, one containing placebo and one active treatment.

•                  All patients provided written informed consent prior to study participation. The study was conducted in accordance with the Declaration of Helsinki and Good Clinical Practice guidelines. Intention-to-treat (ITT) population (all randomized subjects that took at least one dose of study medication) was the primary population for safety analyses. For efficacy and health outcome analyses, the primary population was the ITT population excluding subjects from Investigator 040688, due to significant deviations from good clinical practice standards.

Endpoints

•                  Efficacy: trough FEV1 at Day 169 (primary). Additional efficacy and health-related quality of life endpoints included: 0–6h post-dose weighted mean (WM) FEV1 (secondary); mean transition dyspnea index (TDI) focal score; rescue albuterol use; time to first COPD exacerbation; and St George’s Respiratory Questionnaire (SGRQ) score.

•                  Safety: incidence of adverse events (AEs) and serious AEs (SAEs); vital signs; 12-lead electrocardiography (ECG); clinical chemistry; and hematology.

RESULTS

Patient demographics and baseline characteristics

•                  A total of 1141 patients were enrolled; 843 were included in the ITT population (i.e., randomized and received at least one dose of study medication).

•                  Patient demographics and baseline characteristics were similar across treatment groups (Table 1).

•                  ICS use was reported for 44–48% patients across groups.

Efficacy: primary endpoint

•                  Treatment with UMEC/VI 62.5/25 and 125/25 resulted in statistically significant improvements in least squares mean change from baseline in trough FEV1 compared with TIO and VI 25 at Day 169 and at all other visit assessments (p<0.008, Figure 1 and Table 2).

TABLE 1. PATIENT DEMOGRAPHICS AND BASELINE CHARACTERISTICS

	VI	UMEC/VI	UMEC/VI	TIO
	25mcg	62.5/25mcg	125/25mcg	18mcg
	N=209	N=212	N=214	N=208
Age, years, mean (SD)	63.2 (9.10)	63.0 (8.67)	62.9 (8.87)	62.6 (9.39)
Sex, n (%)
Male	143 (68)	148 (70)	151 (71)	140 (67)
Race, n (%)
White	184 (88)	182 (86)	180 (84)	177 (85)
Smoking status at screening, n (%)
Current smoker	106 (51)	98 (46)	124 (58)	99 (48)
Smoking pack years, mean (SD)	41.6 (25.36)	44.8 (27.65)	43.5 (24.98)	41.9 (24.44)
Cardiovascular risk factors, n (%)(a)	128 (61)	134 (63)	130 (61)	128 (62)
Pre-bronchodilator FEV1 (L), mean (SD)	1.327 (0.4967)	1.314 (0.4869)	1.300 (0.4611)	1.298 (0.5021)
Post-albuterol FEV1 (L), mean (SD)	1.449 (0.4795)	1.441 (0.4745)	1.433 (0.4621)	1.415 (0.5025)
Post-albuterol predicted FEV1 (%), mean (SD)	47.7 (12.65)	48.0 (12.94)	47.2 (12.79)	47.8 (13.36)
Post-albuterol FEV1/FVC, mean (SD)	48.173 (10.9416)	47.673 (11.0588)	47.917 (11.4955)	48.342 (11.8678)
Reversible to albuterol, n (%)(b)	52 (25)	57 (27)	61 (29)	217 (26)
ICS use, n (%)(c)
ICS users	84 (40)	93 (44)	103 (48)	93 (45)

SD, standard deviation.

All values are mean (SD) unless specified otherwise.

(a)  Current medical history of angina pectoris, diabetes, hyperlipidemia or hypertension;

(b)  reversible defined as an increase in FEV1 of >12% and >0.2L following administration of albuterol;

(c)  ICS use was defined as those subjects who were currently taking ICS medications at the screening visit.

Efficacy: secondary and other endpoints

•                  Statistically significant improvements were demonstrated for UMEC/VI 62.5/25 and UMEC/VI 125/25 compared with TIO and VI for 0–6h post-dose WM FEV1 at Day 168 and at other visits (p<0.006, Figure 2 and Table 2).

•                  Improvements in the majority of other lung function analyses were observed when comparing UMEC/VI 62.5/25 or UMEC/VI 125/25 with TIO and VI treatment groups (Table 2).

•                  On-treatment COPD exacerbations were observed in 8% (VI 25), 7% (UMEC/VI 62.5/25) and 5% (UMEC/VI 125/25, TIO) of patients.

TABLE 2. EFFICACY OUTCOMES

	VI	TIO
	25mcg	18mcg
	N=205	N=203
Trough FEV1 at Day 169, L
Difference vs. monotherapy (95% CI)
UMEC/VI 62.5/25	0.090‡ (0.039,0.142)	0.090‡ (0.039,0.141)
UMEC/VI 125/25	0.088‡ (0.036,0.140)	0.088‡ (0.036,0.140)
0–6h WM FEV1 at Day 168, L
Difference vs. monotherapy (95% CI)
UMEC/VI 62.5/25	0.077‡ (0.025,0.128)	0.074‡ (0.022,0.125)
UMEC/VI 125/25	0.086‡ (0.033,0.138)	0.083‡ (0.031,0.134)
TDI responder at Day 168(a)
Odds ratio vs. monotherapy (95% CI)
UMEC/VI 62.5/25	1.4 (0.9, 2.0)	0.9 (0.6, 1.3)
UMEC/VI 125/25	1.8‡ (1.2, 2.8)	1.2 (0.8, 1.8)
SGRQ responder at Day 168(b)
Odds ratio vs. monotherapy (95% CI)
UMEC/VI 62.5/25	0.8 (0.6, 1.3)	0.9 (0.6, 1.3)
UMEC/VI 125/25	1.0 (0.7, 1.5)	1.0 (0.7, 1.6)
Albuterol use at Weeks 1–24, puffs/day
Difference vs. monotherapy (95% CI)
UMEC/VI 62.5/25	-0.3 (-0.8,0.3)	-0.7‡ (-1.2,-0.1)
UMEC/VI 125/25	-0.2 (-0.8,0.4)	-0.6‡ (-1.2,-0.1)

N=207 for UMEC/VI 62.5/25 and N=208 for UMEC/VI 125/25.

(a)         Response was defined as a TDI focal score of at least 1 unit;

(b)         response was defined as a SGRQ total score of 4 units below baseline or lower

‡                 p-value<0.05.

Safety

•                  The incidence of AEs was similar across UMEC/VI and VI treatment groups, but lower in the TIO group (Table 3).

•                  Drug-related dry mouth was observed in <1% patients in all treatment groups.

•                  The incidence of SAEs across treatment groups was 2–7%. The most common SAE was COPD.

•                  Two deaths occurred in the study (acute cardiac failure in the VI 25 group and cardiac arrest/COPD exacerbation in the UMEC/VI 62.5/25 group). Neither of the deaths were considered to be related to the study drug.

•                  No clinically meaningful changes in vital signs, ECG parameters, or clinical laboratory parameters were observed for UMEC/VI 62.5/25 or 125/25 compared with monotherapies.

TABLE 3. SUMMARY of AEs AND SAEs

	VI	UMEC/VI	UMEC/VI	TIO
	25mcg	62.5/25mcg	125/25mcg	18mcg
	N=209	N=212	N=214	N=208
Any on-treatment AEs, n	99 (47%)	108 (51%)	94 (44%)	82 (39%)
AEs occurring in >3% of patients
Nasopharyngitis	17 (8%)	21 (10%)	14 (7%)	16 (8%)
Headache	21 (10%)	20 (9%)	14 (7%)	9 (4%)
Upper respiratory tract infection	5 (2%)	8 (4%)	7 (3%)	8 (4%)
Back pain	3 (1%)	10 (5%)	7 (3%)	4 (2%)
Cough	4 (2%)	7 (3%)	7 (3%)	5 (2%)
Oropharyngeal pain	5 (2%)	1 (<1%)	6 (3%)	2 (<1%)
Hypertension	6 (3%)	3 (1%)	3 (1%)	1 (<1%)
Urinary tract infection	2 (<1%)	0	0	6 (3%)
Overall incidence of SAEs	15 (7%)	7 (3%)	5 (2%)	13 (6%)

CONCLUSIONS

•                  Once-daily dosing with UMEC/VI 62.5/25 and 125/25 improved lung function compared with VI and TIO monotherapy in patients with COPD.

•                  All treatments were well tolerated and no notable treatment-related changes were observed in vital signs, ECGs, and clinical laboratory parameters.

•                  The study supports the use of UMEC/VI 62.5/25 and 125/25 as long-term maintenance treatments in COPD.

REFERENCES

(1) GOLD 2013. Available at: http://www.Goldcopd.org/. Last accessed March 2013

(2) Celli BR, Macnee W. Eur Respir J 2004;23:932–46

ACKNOWLEDGEMENTS

•                  The presenting author, Antonio Anzueto, has received consultancy and advisory board fees from GlaxoSmithKline, Boehringer Ingelheim, Forest, and AstraZeneca. NR, MT, SH, and AC are employees of GlaxoSmithKline and hold stocks/shares in GlaxoSmithKline.

•                  This study was sponsored by GlaxoSmithKline (ClinicalTrials.gov: NCT01316900; protocol number: DB2113360).

•                  Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Yamini Khirwadkar, PhD, at Fishawack Scientific Communications Ltd (UK), and was funded by GlaxoSmithKline.

Presented at the Annual Congress of the American Thoracic Society (ATS), Philadelphia, PA, USA, May 17–22, 2013